UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2024

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Allbirds, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hotaling Place
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(628) 225-4848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director

On August 12, 2024, Mandy Fields notified Allbirds, Inc.'s (the “Company”) board of directors (the "Board") of her intention to resign from the Board, effective as of September 10, 2024 . Ms. Fields’ resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Appointment of New Director

Ravi Thanawala was appointed to the Board, effective September 10, 2024, to fill the vacancy created by Ms. Fields’ resignation. Mr. Thanawala will serve as a Class III director and will stand for reelection at the 2027 annual meeting of stockholders. Mr. Thanawala will also serve as chair of the Board's Audit Committee.

Mr. Thanawala will receive 166,667 restricted stock units under the Company’s 2021 Equity Incentive Plan that will vest in accordance with the Company's Non-Employee Director Compensation Policy, as described in the Company's proxy statement filed with the Securities and Exchange Commission on April 25, 2024. Mr. Thanawala has also executed the Company's standard form of indemnification agreement.

There is no arrangement or understanding between Mr. Thanawala and any other persons pursuant to which Mr. Thanawala was appointed as a director, and he has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 13, 2024, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the two proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on June 28, 2024.

Proposal No. 1: Approval of an amendment to the Company's Ninth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of class A common stock and class B common stock, at a ratio, ranging from one-for-ten (1:10) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Company's Board of Directors (the "Reverse Stock Split Proposal").

Votes For	Votes Against	Abstained
558,376,252	5,477,109	196,179

Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

Votes For	Votes Against	Abstained
559,538,402	4,016,093	495,045

Based on the foregoing votes, Proposals 1 and 2 were approved.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Thanawala’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 15, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allbirds, Inc.
Dated: August 15, 2024
	By:	/s/ Joseph Vernachio
Joseph Vernachio
Chief Executive Officer